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                                                                   EXHIBIT 10.13

                                                                       Grant No.

                               NARA BANCORP, 2001
              NARA BANK 2000 CONTINUATION LONG TERM INCENTIVE PLAN

                             STOCK OPTION AGREEMENT

        Nara Bancorp, Inc. (the "COMPANY"), hereby grants to the Optionholder named below an option to purchase the number of shares of the Company's common stock set forth below. The terms and conditions of the Option are set forth in this Stock Option Agreement (the "AGREEMENT") and in the Company's 2001 Nara Bank 2000 Continuation Long Term Incentive Plan (the "PLAN") and the Notice of Exercise, all of which are enclosed herewith and incorporated herein in their entirety. Capitalized terms not defined herein shall have the meanings assigned to them in the Plan.

Optionholder:
Date of Grant:
Number of Shares Subject to Option:
Exercise Price Per Share:
Expiration Date:

Type of Grant:     [  ] Incentive Stock Option  [  ]  Non-statutory Stock Option

Vesting Schedule:

Exercise Schedule:

Payment: By one or a combination of the following items (as described in Section 3 of this Agreement):

                       By cash or check
                       Pursuant to a Regulation T Program
                       By delivery of already-owned shares

        ACKNOWLEDGEMENTS: By signing this cover sheet, you acknowledge receipt of, and understand and agree to, all of the terms and conditions described in this Agreement and in the Plan and Notice of Exercise, copies of which also are enclosed. Further, you acknowledge that as of the Date of Grant, this Agreement and the Plan and Notice of Exercise set forth the entire understanding between you and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements (including, without limitation, any employment agreement with the Company) on that subject.

NARA BANCORP, INC.:                          OPTIONHOLDER:

By:
    -------------------------------          -----------------------------------
    Signature                                Signature

Name:                                        Date:
      -----------------------------                -----------------------------
Title:
       ----------------------------

Date:
      -----------------------------

ENCLOSURES: Copy of the 2000 Long Term Incentive Plan and Notice of Exercise


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                             NARA BANCORP, INC. 2001
              NARA BANK 2000 CONTINUATION LONG TERM INCENTIVE PLAN

                             STOCK OPTION AGREEMENT

        The details of your Option are as follows:

               1. VESTING. Subject to the limitations contained herein, your Option will vest as provided in the cover sheet of this Agreement, provided that vesting will cease upon the termination of your Continuous Service. For purposes of this Agreement, the term "CONTINUOUS SERVICE" means that your service with the Company or a Subsidiary, whether as an employee or director, is not interrupted or terminated. Your Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which you render services to the Company or a Subsidiary as an employee or director or a change in the entity for which you render such service, provided that there is no interruption or termination of your Continuous Service. For example, a change in status from an employee of the Company to a director of the Company will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

               2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares subject to your Option and your exercise price per share referenced in the cover sheet of this Agreement may be adjusted from time to time for adjustments upon changes in capitalization, as provided in the Plan.

               3. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your Option. You may elect to make payment of the exercise price in cash or by check or in any other manner permitted in the cover sheet of this Agreement, which may include one or more of the following:

                      (a) In the Company's sole discretion at the time your Option is exercised, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

                      (b) In the Company's sole discretion at the time your Option is exercised, by delivery of already-owned shares of Common Stock that either have been held for the period required to avoid a charge to the Company's reported earnings (generally six months) or were not acquired, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. "Delivery" for these purposes, in the sole discretion of the Company at the time your Option is exercised, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, your Option may not be exercised by tender to the Company of Common Stock to the extent such tender would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock.

               4. WHOLE SHARES. Your Option may only be exercised for whole shares.

               5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, your Option may not be exercised unless the shares issuable upon exercise of your Option are then registered under the Securities Act or, if such shares are not then so registered, the

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Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your Option must also comply with other applicable laws and regulations governing the Option, and the Option may not be exercised if the Company determines that the exercise would not be in material compliance with such laws and regulations.

               6. TERM. The term of your Option commences on the Date of Grant and expires upon the earliest of the following:

                      (a) three (3) months after the termination of your Continuous Service for any reason other than Disability or death, provided that if during any part of such three (3) month period the Option is not exercisable solely because of the condition set forth in paragraph 5, the Option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;

                      (b) twelve (12) months after the termination of your Continuous Service due to Disability (as defined in the Plan);

                      (c) twelve (12) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates;

                      (d) the Expiration Date indicated in the cover sheet of this Agreement; or

                      (e) the tenth (10th) anniversary of the Date of Grant.

        If your Option is an Incentive Stock Option, note that, to obtain the federal income tax advantages associated with an "Incentive Stock Option," the Code requires that at all times beginning on the date of grant of the Option and ending on the day three (3) months before the date of the Option's exercise, you must be an employee of the Company or a Subsidiary, except in the event of your death or your Disability. The Company has provided for extended exercisability of your Option under certain circumstances for your benefit, but cannot guarantee that your Option will necessarily be treated as an "Incentive Stock Option" if you provide services to the Company or any Subsidiary as a director or if you exercise your Option more than three (3) months after the date your employment with the Company or a Subsidiary terminates.

               7. EXERCISE.

                      (a) You may exercise the vested portion of your Option during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

                      (b) By exercising your Option you agree that, as a condition to any exercise of your Option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your Option or (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise.

                      (c) If your Option is an Incentive Stock Option, by exercising your Option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your Option that occurs within two
(2)


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years after the date of your Option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your Option.

               8. TRANSFERABILITY. Your Option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your Option.

               9. OPTION NOT A SERVICE CONTRACT. Your Option is not an employment or service contract, and nothing in your Option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or a Subsidiary, or of the Company or a Subsidiary to continue your employment. In addition, nothing in your Option shall obligate the Company or a Subsidiary, their respective stockholders, Boards of Directors, officers or employees to continue any relationship that you might have as a director for the Company or a Subsidiary.

               10. WITHHOLDING OBLIGATIONS.

                      (a) At the time your Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or a Subsidiary, if any, which arise in connection with your Option.

                      (b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your Option a number of whole shares having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

                      (c) Your Option is not exercisable unless the tax withholding obligations of the Company and/or any Subsidiary are satisfied. Accordingly, you may not be able to exercise your Option when desired even though your Option is vested, and the Company shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.

               11. NOTICES. Any notices provided for in your Option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

               12. GOVERNING PLAN DOCUMENT. Your Option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Option and those of the Plan, the provisions of the Plan shall control.

 By signing the cover sheet of this Agreement, you agree to all of the term and conditions described above and in the Plan.


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                         NOTICE OF STOCK OPTION EXERCISE
                             NARA BANCORP, INC. 2001
        NARA BANK 2000 CONTINUATION LONG TERM INCENTIVE PLAN (THE "PLAN")

Nara Bank, N.A.
3701 Wilshire Blvd. #220
Los Angeles, CA 90010                         Date of Exercise:
                                                                ----------------

Ladies and Gentlemen:

        This constitutes notice under my Option that I elect to purchase the number of shares for the price set forth below.

Type of option (check one):             Incentive [ ]      Nonstatutory  [ ]

Stock option dated:
                                        ------------------------------------
Number of shares as to which
option is exercised:                    ------------------------------------

Certificates to be issued in name
of:                                     ------------------------------------

Total exercise price:
                                        ------------------------------------

Cash payment delivered
herewith:                               ------------------------------------


        By this exercise, I agree (a) to provide such additional documents as you may require pursuant to the terms of the 2000 Long Term Incentive Plan, (b) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (c) if this exercise relates to an Incentive Stock Option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one year after such shares of Common Stock are issued upon exercise of this option.

        I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the "SHARES"), which are being acquired by me for my own account upon exercise of the Option as set forth above:

        I acknowledge that I will only be able to resell the Shares under Rule 144 promulgated under the Securities Act or another available exemption.

        I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing in limitations, as well as any legends reflecting restrictions pursuant to the Company's organizational documents and/or applicable securities laws.


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        I further acknowledge that there may be tax consequences as a result of the purchase or disposition of the Shares, and I have consulted with any tax consultants I wished to consult and I am not relying on the Company for any tax advise.

                                            Very truly yours,


                                            ----------------------------